Exhibit 10.1

SECOND AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 17, 2004, is entered into by and among the lenders signatory hereto (the “Lenders”), CONGRESS FINANCIAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, “Agent”), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as documentation agent (“Documentation Agent”), and LERNER NEW YORK, INC., a Delaware corporation (“Lerner”) and LERNCO, INC., a Delaware corporation (“Lernco” and together with Lerner, “Borrowers” and each a “Borrower”).

RECITALS

A.            Borrowers, Agent, Documentation Agent and the Lenders have previously entered into that certain Amended and Restated Loan and Security Agreement, dated March 16, 2004, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated May 19, 2004 (as amended, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.            Borrowers, Agent, Documentation Agent and the Lenders now wish to further amend the Loan Agreement on the terms and conditions set forth herein.

C.            Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s, Documentation Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Amendment to Loan Agreement.

(a)           Clauses (b) and (c) of the definition of “Revolving Loan Interest Rate” as set forth in Section 1.181 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“(b)         So long as no Event of Default has occurred and is continuing, on a quarterly basis, effective on the first day of the first month following receipt of Borrowers’ quarterly financial statements, the Revolving Loan Interest Rate as to Revolving Loans that are Eurodollar Rate Loans will be adjusted to reflect the lowest Revolving Loan Interest Rate applicable based on (i) Borrowers’ EBITDA during the twelve (12) month period ending on the last day of the immediately preceding fiscal quarter, or (ii) Borrowers’ Average Excess Availability for the immediately preceding fiscal quarter, as set forth below:

EBITDA	Average Excess Availability	Adjusted Eurodollar Rate Basis

Greater than $80,000,000	Greater than $30,000,000	1.50%

Greater than $55,000,000 but equal to or less than $80,000,000	Greater than $15,000,000 but equal to or less than $30,000,000	1.75%

Equal to or less than $55,000,000	Equal to or less than $15,000,000	2.00%

(c)           Notwithstanding anything to the contrary contained in clauses (a) and (b) of this Section 1.181, the Revolving Loan Interest Rate shall mean the rate of two percent (2.00%) per annum in excess of the Prime Rate as to Revolving Loans that are Prime Rate Loans and the rate of four percent (4.00%) per annum in excess of the Adjusted Eurodollar Rate as to Revolving Loans that are Eurodollar Rate Loans, at Agent’s option or, upon the written direction of Required Revolving Loan Lenders, (i) either (A) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing and (ii) on the Revolving Loans at any time outstanding in excess of the Borrowing Base or the Revolving Loan Limit (whether or not such excess(es) arise or are made with or without Agent’s or any Lender’s knowledge or consent and whether made before or after an Event of Default).”

(b)           The definition of “Revolving Loan Limit” as set forth in Section 1.83 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“ ‘Revolving Loan Limit’ shall mean $90,000,000 unless Borrowers shall have exercised their right to reduce such amount pursuant to Section 2.1(e) hereof, in which event Revolving Loan Limit shall mean such reduced amount.”

(c)           The definition of “Term Loan Interest Rate” as set forth in Section 1.202 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“ ‘Term Loan Interest Rate’ shall mean, for any month during which any Obligations related to the Term Loan are outstanding, a per annum rate equal to the greater of (a) five (5.0) percentage points in excess of the Adjusted Eurodollar Rate (when calculated using the Eurodollar Rate existing as of the last day of the month ended immediately prior to such month and an Interest Period of one month) or (b) six and three-quarters percent (6.75%); provided, however, at Agent’s option or, upon the written direction of the Required Term Loan Lenders, the Term Loan Interest Rate shall be increased by two (2.0) percentage points either (i) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (ii) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing.”

(d)           The following is hereby added to the Loan Agreement as Section 2.1(e):

“(e)         At Borrowers’ option, upon not less than ten (10) Business Days prior written notice to Agent by Borrowers, Borrowers may permanently reduce the Revolving Loan Limit; provided, however, that (i) such reductions may only be requested in increments of $10,000,000; (ii) no such reduction shall be made if an Event of Default exists and is continuing; and (iii) the Revolving Loan Limit may not be reduced to an amount that is less than $60,000,000 unless reduced to zero in connection with the termination of the Agreement or the Revolving Loan Facility in accordance with the provisions of Section 14.1 hereof.”

(e)           Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(b)         In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Agent, for the benefit of Revolving Loan Lenders, a letter of credit fee at a rate equal to one percent (1.00%) per annum (the “Letter of Credit Fee”), on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month; provided, however, that, so long as no Event of Default has occurred and is continuing, on a quarterly basis, effective on the first day of the first month following receipt of Borrowers’ quarterly financial statements, the Letter of Credit Fee will be adjusted to reflect the lowest Letter of Credit Fee applicable based on (i) Borrowers’ EBITDA, during the twelve (12) month period ending on the last day of the immediately preceding fiscal quarter, or (ii) Borrowers’ Average Excess Availability for the immediately preceding fiscal quarter, as set forth below:

EBITDA	Average Excess Availability	Adjusted Letter of Credit Fee

Greater than $80,000,000	Greater than $30,000,000	1.00%

Greater than $55,000,000 but equal to or less than $80,000,000	Greater than $15,000,000 but equal to or less than $30,000,000	1.25%

Equal to or less than $55,000,000	Equal to or less than $15,000,000	1.50%

; provided, further, however, that Agent may, and upon the written direction of the Required Revolving Loan Lenders shall, require Borrowers to pay to Agent for the ratable benefit of Revolving Loan Lenders such Letter of Credit Fee, at a rate equal to three and one-half of one percent (3.50%) per annum on such daily outstanding balance for:  (i) the period from and after the date of termination hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing.  Such Letter of Credit Fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination of this Agreement.”

(f)            Section 3.2(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         Unused Line Fee.  Borrowers shall pay to Agent, for the Pro Rata Share of each Revolving Loan Lender, monthly an unused line fee at a rate equal to one-quarter percent (0.25%) per annum in aggregate of the difference between (i) the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding and (ii) the lesser of: (A) $80,000,000, or (B) the Revolving Loan Limit (the “Unused Line Fee”), which fee shall be payable on the first day of each month in arrears; provided, however, that, so long as no Event of Default has occurred and is continuing, on a quarterly basis, effective on the first day of the first month following receipt of Borrowers’ quarterly financial statements, the Unused Line Fee will be adjusted to reflect the lowest Unused Line Fee applicable based on (i) Borrowers’ EBITDA, during the twelve (12) month period ending on the last day of the immediately preceding fiscal quarter, or (ii) Borrowers’ Average Excess Availability for the immediately preceding fiscal quarter, as set forth below:

EBITDA	Average Excess Availability	Adjusted Unused Line Fee

Greater than $65,000,000	Greater than $30,000,000	0.25%

Greater than $40,000,000 but equal to or less than $65,000,000	Greater than $15,000,000 but equal to or less than $30,000,000	0.375%

Equal to or less than $40,000,000	Equal to or less than $15,000,000	0.50%”

(g)           Section 7.1(a)(vii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(vii)       monthly (but in any event within fifteen (15) Business Days after the end thereof), a Collateral mix report, in form and substance satisfactory to Agent, certified by either the ‘vice president – controller and treasurer’ or ‘chief financial officer’ of each Borrower;”

(h)           Clause (i) of Section 9.6(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders’ equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of NY&Co and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by either the ‘vice president — controller and treasurer’ or ‘chief financial officer’ of each Borrower, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in a form satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrowers are in compliance with the covenants set forth in Sections 9.17 and 9.18 of this Agreement for such month,”

(i)            Section 9.6(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(d)         Without limiting the rights of Agent and Lenders under any other provision of this Agreement, as soon as available, but in any event not later than fifteen (15) days after the end of each calendar month, Borrowers shall deliver to Agent, in form and substance satisfactory to Agent, in each case certified by either the ‘vice president — controller and treasurer’ or ‘chief financial officer’ of each Borrower as true and correct:  a statement confirming the payment of rent and other amounts due to owners and lessors of real property used by any

Borrower in the immediately preceding month, subject to year-end or periodic adjustments, the addresses of all new retail store locations of any Borrower opened and existing retail store locations closed or sold, in each case since the date of the most recent certificate delivered to Agent containing the information required under this clause, and a report of any new deposit account established or used by any Borrower with any bank or other financial institution, including the Borrower in whose name the account is maintained, the account number, the name and address of the financial institution at which such account is maintained, the purpose of such account and, if any, the amount held in such account on or about the date of such report.”

(j)            The first sentence of Section 14.1(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“If for any reason this Agreement is terminated prior to March 16, 2006, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lenders’ lost profits as a result thereof, Borrowers agree to pay an early termination fee upon the effective date of such termination (the “Early Termination Fee”) (i) to Agent, for the ratable benefit of the Revolving Loan Lenders, in an amount equal to one-half of one percent (0.50%) of the Revolving Loan Limit if such termination occurs prior to November 27, 2004 or (ii) to Agent, for the ratable benefit of the Revolving Loan Lenders other than Congress, in an amount equal to one-half of one percent (0.50%) of the Revolving Loan Commitments of all Revolving Loan Lenders other than Congress if such termination occurs on or after November 27, 2004 but prior to March 16, 2006; provided, however, if the Revolving Loan Facility is terminated as a result of (x) a debt refinancing or public offering in which Arranger or its Affiliates is given the opportunity to participate or (y) the sale of substantially all the assets of Borrowers and Obligors or all the Capital Stock of Parent or NY&Co, then the Early Termination Fee shall be waived.”

2.             Effectiveness of this Amendment.  Agent must have received the following items, each in form and content acceptable to Agent, and be satisfied that the following conditions have been met, before this Agreement is effective:

(a)           this Amendment and the attached Acknowledgement by Guarantors, each fully executed in a sufficient number of counterparts for distribution to all parties;

(b)           no Default or Event of Default shall exist;

(c)           the representations and warranties set forth herein and in the Loan Agreement must be true and correct;

(d)           all other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

3.             Representations and Warranties.  Each Borrower represents and warrants as follows:

(a)           Authority.  Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)           Enforceability.  This Amendment has been duly executed and delivered by each Borrower.  This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, and is in full force and effect.

(c)           Due Execution.  The execution, delivery and performance of this Amendment are within the power of each Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Borrower.

4.             Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

5.             Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

6.             Reference to and Effect on the Financing Agreements.

(a)           Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)           Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent, Documentation Agent and the Lenders.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent,

Documentation Agent or any Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

(d)           To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

7.             Ratification.  Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Financing Agreements effective as of the date hereof.

8.             Integration.  This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

9.             Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

LERNER NEW YORK, INC.,
a Delaware corporation

By:	/s/	Ronald W. Ristau
Name:		Ronald W. Ristau
Title:		Chief Operating Officer,
Chief Financial Officer & Secretary

LERNCO, INC.,
a Delaware corporation

By:	/s/	Ronald W. Ristau
Name:		Ronald W. Ristau
Title:		President

CONGRESS FINANCIAL CORPORATION,
as Agent and as a Lender

By:	/s/	John Williammee, Jr.
Name:		John Williammee, Jr.
Title:		Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.,
as Documentation Agent and as a Lender

By:	/s/	Manuel Borges
Name:		Manuel Borges
Title:		Vice President

LASALLE RETAIL FINANCE,
a division of LaSalle Business Credit, Inc.,
as agent for Standard Federal Bank, National Association,
as a Lender

By:	/s/	Craig Nutbrown
Name:		Craig Nutbrown
Title:		Vice President

ABLECO FINANCE LLC,
on its behalf and on behalf of its Affiliate assigns,
as Lenders

By:	/s/	Kevin Genda
Name:		Kevin Genda
Title:		Senior Vice President

AZURE FUNDING,
as a Lender

By:	/s/	Frank Fletcher
Name:		Frank Fletcher
Title:		Director

BERNARD NATIONAL LOAN INVESTORS, LTD.,
as a Lender

By:	/s/	Daniel B. Zwirn
Name:		Daniel B. Zwirn
Title:		Director

FORTRESS CREDIT OPPORTUNITIES I LP,
as a Lender

By:	/s/	Constantine Dakolias
Name:		Constantine Dakolias
Title:		Chief Credit Officer

OAK HILL CREDIT PARTNERS I, LIMITED,
as a Lender

By:	Oak Hill CLO Management I, LLC, as
Investment Manager

	By:	/s/	Scott D. Krase
	Name:		Scott D. Krase
	Title:		Authorized Signatory

OAK HILL CREDIT PARTNERS II, LIMITED,
as a Lender

By:	Oak Hill CLO Management II, LLC, as
Investment Manager

	By:	/s/	Scott D. Krase
	Name:		Scott D. Krase
	Title:		Authorized Signatory

OAK HILL CREDIT PARTNERS III, LIMITED,
as a Lender

By:	Oak Hill CLO Management III, LLC, as
Investment Manager

	By:	/s/	Scott D. Krase
	Name:		Scott D. Krase
	Title:		Authorized Signatory

ACKNOWLEDGEMENT BY GUARANTORS

Dated as of December 17, 2004

Each of the undersigned, being a Guarantor (each a “Guarantor” and collectively, the “Guarantors”) under their respective Amended and Restated Guaranty and Security Agreements, each dated as of March 16, 2004, made in favor of Agent (as amended, modified or supplemented, each a “Guaranty” and collectively, the “Guaranties”), hereby (a) acknowledges and agrees to the foregoing Second Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”), (b) agrees to the amendment to each Guaranty set forth in Section 2(b) of the Amendment, and (c) confirms and agrees that its Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that upon the effectiveness of, and on and after the date of the Amendment, each reference in such Guaranty to the Loan Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment.  Although Agent has informed Guarantors of the amendments to the Loan Agreement as set forth above, and Guarantors have acknowledged the same, each Guarantor understands and agrees that none of Agent, Documentation Agent or any Lender has any duty under the Loan Agreement, the Guaranties or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

NEW YORK & COMPANY, INC.,
a Delaware corporation

By:	/s/	Ronald W. Ristau
Name:		Ronald W. Ristau
Title:		Chief Operating Officer,
Chief Financial Officer & Secretary

LERNER NEW YORK HOLDING, INC.,
a Delaware corporation

By:	/s/	Ronald W. Ristau
Name:		Ronald W. Ristau
Title:		Chief Operating Officer
& Secretary

NEVADA RECEIVABLE FACTORING, INC.,
a Nevada corporation

By:	/s/	Ronald W. Ristau
Name:		Ronald W. Ristau
Title:		Secretary

ASSOCIATED LERNER SHOPS OF AMERICA, INC.,
a New York corporation

By:	/s/	Ronald W. Ristau
Name:		Ronald W. Ristau
Title:		Secretary

LERNER NEW YORK GC, LLC,
an Ohio limited liability company

By:	/s/	Ronald W. Ristau
Name:		Ronald W. Ristau
Title:		President